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Carolina Power & Light Company
BALANCE SHEETS                                                       March 31             December 31
(In thousands)                                                 1996            1995           1995
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                         ASSETS

Electric Utility Plant
  Electric utility plant in service                      $   9,520,522    $  9,246,650  $   9,440,442
  Accumulated depreciation                                  (3,566,838)     (3,263,768)    (3,493,153)
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         Electric utility plant in service, net              5,953,684       5,982,882      5,947,289
  Held for future use                                           13,737          13,195         13,304
  Construction work in progress                                173,113         171,717        179,260
  Nuclear fuel, net of amortization                            182,402         163,159        188,655
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         Total Electric Utility Plant, Net                   6,322,936       6,330,953      6,328,508
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Current Assets
  Cash and cash equivalents                                      5,602          39,858         14,489
  Accounts receivable                                          338,923         284,934        364,536
  Fuel                                                          43,914         103,820         53,654
  Materials and supplies                                       123,014         124,826        121,227
  Prepayments                                                   69,682          50,628         59,918
  Other current assets                                          29,213          26,792         27,834
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         Total Current Assets                                  610,348         630,858        641,658
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Deferred Debits and Other Assets
  Income taxes recoverable through future rates                388,009         385,089        387,150
  Abandonment costs                                             53,657          67,177         57,120
  Harris Plant deferred costs                                  101,737         123,438        107,992
  Unamortized debt expense                                      66,639          61,933         58,404
  Miscellaneous other property and investments                 490,864         374,338        475,564
  Other assets and deferred debits                             171,782         184,409        170,754
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         Total Deferred Debits and Other Assets              1,272,688       1,196,384      1,256,984
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            Total Assets                                 $   8,205,972    $  8,158,195  $   8,227,150
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             CAPITALIZATION AND LIABILITIES

Capitalization
  Common stock equity                                    $   2,640,027    $  2,622,103  $   2,574,743
  Preferred stock - redemption not required                    143,801         143,801        143,801
  Long-term debt, net                                        2,552,415       2,591,462      2,610,343
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         Total Capitalization                                5,336,243       5,357,366      5,328,887
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Current Liabilities
  Current portion of long-term debt                            268,366         150,050        105,755
  Notes payable                                                  3,640          95,500         73,743
  Accounts payable                                             137,997         127,234        309,294
  Taxes accrued                                                 62,846          84,086          2,456
  Interest accrued                                              43,612          49,638         48,441
  Dividends declared                                            71,525          70,770         71,285
  Deferred fuel credit                                          16,086          50,819         27,495
  Other current liabilities                                     81,458          61,022         79,220
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         Total Current Liabilities                             685,530         689,119        717,689
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Deferred Credits and Other Liabilities
  Accumulated deferred income taxes                          1,728,933       1,627,090      1,716,835
  Accumulated deferred investment tax credits                  240,095         249,498        242,707
  Other liabilities and deferred credits                       215,171         235,122        221,032
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         Total Deferred Credits and Other Liabilities        2,184,199       2,111,710      2,180,574
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Commitments and Contingencies (Note 5)

            Total Capitalization and Liabilities         $   8,205,972    $  8,158,195  $   8,227,150
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SCHEDULES OF COMMON STOCK EQUITY
(In thousands)
  Common stock (Note 4)                                  $   1,387,041    $  1,508,098  $   1,381,496
  Unearned ESOP common stock                                  (182,140)       (197,011)      (191,341)
  Capital stock issuance expense                                  (790)           (790)          (790)
  Retained earnings                                          1,435,916       1,311,806      1,385,378
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         Total Common Stock Equity                       $   2,640,027    $  2,622,103  $   2,574,743
======================================================================================================

 ......................................................................................................
See Supplemental Data and Notes to Financial Statements.
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